UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Sidus Space, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Sidus Space, Inc.

150 N. Sykes Creek Parkway, Suite 200

Merritt Island, FL 32953

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 18, 2026

Dear Stockholder:

We are pleased to invite you to attend the annual meeting of stockholders (the “Annual Meeting”) of Sidus Space, Inc. (“Sidus” or the “Company”), which will be held on June 18, 2026 at 9:00 a.m. Eastern Daylight Time, at Homewood Suites, located at 9000 Astronaut Blvd., Cape Canaveral, FL 32920, for the following purposes:

1. To elect six (6) members to our Board of Directors;

2. To ratify the appointment of Fruci & Associates II, PLLC as our independent registered public accounting firm for our fiscal year ending December 31, 2026;

3. To amend our 2021 Omnibus Equity Incentive Plan to increase the number of shares of Class A common stock reserved and available for awards thereunder to 4,800,000 from 800,000;

4. To amend our 2021 Omnibus Equity Incentive Plan to adopt an evergreen provision such that, beginning on January 1, 2027 and ending with the last January 1 during the initial ten-year term of the Plan, the share reserve under the 2021 Plan will be automatically increased by a number of shares of our common stock equal to the lesser of (A) 5% of the aggregate number of shares of our common stock outstanding on the final day of the immediately preceding calendar year or (B) such smaller number of shares as is determined by our board of directors (the “Evergreen Provision”);

5. To transact such other matters as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Sidus’ Board of Directors has fixed the close of business on April 28, 2026 as the Record Date for a determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

If You Plan to Attend

Please note that space limitations make it necessary to limit attendance of the Annual Meeting to our stockholders. Registration and seating will begin at 8:00 a.m. Shares of common stock can be voted at the Annual Meeting only if the holder thereof is present in person or by valid proxy.

For admission to the Annual Meeting, each stockholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of stock ownership as of the Record Date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. If you do not plan on attending the Annual Meeting, please vote, date and sign the enclosed proxy and return it in the business envelope provided. Even if you do plan to attend the Annual Meeting, we recommend that you vote your shares at your earliest convenience in order to ensure your representation at the Annual Meeting. Your vote is very important.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on June 18, 2026 at 9:00 a.m. Eastern Daylight Time at Homewood Suites located at 9000 Astronaut Blvd., Cape Canaveral, FL 32920.

The proxy statement and annual report to stockholders are available at

www.annualgeneralmeetings.com/sidu2026

By the Order of the Board of Directors

/s/ Carol Craig
Carol Craig
President, Chief Executive Officer and Chairwoman of the Board of Directors

Dated: April 29, 2026

Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the Annual Meeting. Promptly voting your shares will save Sidus the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option. Your vote is important, so please act today!

Sidus Space, Inc.

150 N. Sykes Creek Parkway, Suite 200

Merritt Island, FL 32953

PROXY STATEMENT FOR THE

2026 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON June 18, 2026

The Board of Directors (the “Board”) of Sidus Space, Inc. (“Sidus” or the “Company”) is soliciting your proxy to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at Homewood Suites located at 9000 Astronaut Blvd., Cape Canaveral, FL 32920, on June 18, 2026, at 9:00 a.m. Eastern Daylight Time, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide our beneficial owners and stockholders of record access to our proxy materials over the Internet. Beneficial owners are stockholders whose shares of our common stock are held in the name of a broker, bank or other agent (i.e., in “street name”). Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed on or about April 30, 2026 to our beneficial owners and stockholders of record who owned our common stock at the close of business on April 28, 2026. Beneficial owners and stockholders of record will have the ability to access the proxy materials on a website referred to in the Notice or request that a printed set of the proxy materials be sent to them by following the instructions in the Notice. Beneficial owners and stockholders of record who have previously requested to receive paper copies of our proxy materials will receive paper copies of the proxy materials instead of a Notice.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why did I Receive a Notice of Internet Availability of Proxy Materials in the Mail instead of a Full Set of Proxy Materials?

We are pleased to take advantage of the SEC rule that allows companies to furnish their proxy materials over the Internet. Accordingly, we have sent to our stockholders of record a Notice of Internet Availability of Proxy Materials. Instructions on how to access the proxy materials over the Internet free of charge or to request a paper copy may be found in the Notice. Our stockholders may request to receive proxy materials in printed form by mail or electronically on an ongoing basis. A stockholder’s election to receive proxy materials by mail or electronically will remain in effect until the stockholder changes the stockholder’s election.

What Does it Mean if I Receive More than One Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

How do I attend the Annual Meeting?

The Annual Meeting will be held on June 18, 2026, at 9:00 a.m. Eastern Daylight Time at Homewood Suites located at 9000 Astronaut Blvd., Cape Canaveral, FL 32920. Directions to the Annual Meeting may be found at the back of this Proxy Statement. Information on how to vote in person at the Annual Meeting is discussed below.

Who May Attend the Annual Meeting?

Only record holders and beneficial owners of our common stock, or their duly authorized proxies, may attend the Annual Meeting. If your shares of common stock are held in street name, you will need to bring a copy of a brokerage statement or other documentation reflecting your stock ownership as of the Record Date.

Who is Entitled to Vote?

The Board has fixed the close of business on April 28, 2026 as the Record Date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. On the Record Date, there were 80,764,854 shares of Class A common stock and 100,000 shares of Class B common stock outstanding. Each share of Class A common stock represents one vote that may be voted on each proposal that may come before the Annual Meeting and each share of Class B common stock represents 10 votes that may be voted on each proposal that may come before the Annual Meeting.

What is the Difference Between Holding Shares as a Record Holder and as a Beneficial Owner (Holding Shares in Street Name)?

If your shares are registered in your name with our transfer agent, Pacific Stock Transfer Company, you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials have been forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct this organization on how to vote your shares.

What am I Voting on?

There are four (4) matters scheduled for a vote:

1. To elect six (6) members to our Board of Directors;

2. To ratify the appointment of Fruci & Associates II, PLLC, as our independent registered public accounting firm for our fiscal year ending December 31, 2026;

3. To amend our 2021 Omnibus Equity Incentive Plan to increase the number of shares of Class A common stock reserved and available for awards thereunder to 4,800,000 from 800,000; and

4. To amend our 2021 Omnibus Equity Incentive Plan to adopt the Evergreen Provision.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How Do I Vote?

Stockholders of Record

For your convenience, record holders of our common stock have three methods of voting:

1. Vote by Internet. The website address for Internet voting is on your proxy card.

2. Vote by mail. Mark, date, sign and promptly mail the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States).

3. Vote in person. Attend and vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name

For your convenience, beneficial owners of our common stock have three methods of voting:

1. Vote by Internet. The website address for Internet voting is on your vote instruction form.

2. Vote by mail. Mark, date, sign and promptly mail your vote instruction form (a postage-paid envelope is provided for mailing in the United States).

3. Vote in person. Obtain a valid legal proxy from the organization that holds your shares and attend and vote at the Annual Meeting.

If you vote by Internet, please DO NOT mail your proxy card.

All shares entitled to vote and represented by a properly completed and executed proxy received before the Annual Meeting and not revoked will be voted at the Annual Meeting as instructed in a proxy delivered before the Annual Meeting. If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed and executed proxy will be voted as the Board recommends on each of the enumerated proposals, with regard to any other matters that may be properly presented at the Annual Meeting and on all matters incident to the conduct of the Annual Meeting. If you are a registered stockholder and attend the Annual Meeting, you may deliver your completed proxy card in person. If you are a street name stockholder and wish to vote at the Annual Meeting, you will need to obtain a proxy form from the institution that holds your shares. All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How Many Votes do I Have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on the Record Date.

Is My Vote Confidential?

Yes, your vote is confidential. Only the inspector of elections, individuals who help with processing and counting your votes and persons who need access for legal reasons will have access to your vote. This information will not be disclosed, except as required by law.

What Constitutes a Quorum?

To carry on business at the Annual Meeting, we must have a quorum. A quorum is present when one-third of the shares entitled to vote as of the Record Date, are represented in person or by proxy. Thus, the equivalent of 26,921,619 shares must be represented in person or by proxy to have a quorum at the Annual Meeting (taking into account 10 votes per share of Class B common stock). Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. Shares owned by us are not considered outstanding or considered to be present at the Annual Meeting. If there is not a quorum at the Annual Meeting, either the chairperson of the Annual Meeting or our stockholders entitled to vote at the Annual Meeting may adjourn the Annual Meeting.

How Will my Shares be Voted if I Give No Specific Instruction?

We must vote your shares as you have instructed. If there is a matter on which a stockholder of record has given no specific instruction but has authorized us generally to vote the shares, they will be voted as follows:

1. “FOR” the election of each of the six (6) members to our Board of Directors;

2. “FOR” the ratification of the appointment of Fruci & Associates II, PLLC as our independent registered public accounting firm for our fiscal year ending December 31, 2026;

3. “FOR” the amendment to our 2021 Omnibus Equity Incentive Plan to increase the number of shares of Class A common stock reserved and available for awards thereunder to 4,800,000 from 800,000;

4. “FOR” the amendment to our 2021 Omnibus Equity Incentive Plan to adopt the Evergreen Provision.

This authorization would exist, for example, if a stockholder of record merely signs, dates and returns the proxy card but does not indicate how its shares are to be voted on one or more proposals. If other matters properly come before the Annual Meeting and you do not provide specific voting instructions, your shares will be voted at the discretion of the proxies.

If your shares are held in street name, see “What is a Broker Non-Vote?” below regarding the ability of banks, brokers and other such holders of record to vote the uninstructed shares of their customers or other beneficial owners in their discretion.

How are Votes Counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the election of directors, “FOR,” “WITHHOLD” and broker non-votes; and, with respect to the other proposals, votes “FOR” and “AGAINST,” abstentions and broker non-votes.

What is a Broker Non-Vote?

If your shares are held in street name, you must instruct the organization who holds your shares how to vote your shares. If you sign your proxy card but do not provide instructions on how your broker should vote on “routine” proposals, your broker will vote your shares as recommended by the Board. If you do not provide voting instructions, your shares will not be voted on any “non-routine” proposals. This vote is called a “broker non-vote.” Because broker non-votes are not considered under Delaware law to be entitled to vote at the Annual Meeting, broker non-votes will not be included in the tabulation of the voting results of any of the proposals and, therefore, will have no effect on these proposals.

Brokers cannot use discretionary authority to vote shares on the election of directors if they have not received instructions from their clients. Please submit your vote instruction form so your vote is counted.

What is an Abstention?

An abstention is a stockholder’s affirmative choice to decline to vote on a proposal. Under Delaware law, abstentions are counted as shares present and entitled to vote at the Annual Meeting. However, our By-Laws provide that an action of our stockholders (other than the election of directors) is only approved if a majority of the number of shares of stock present and entitled to vote thereat vote in favor of such action.

How Many Votes are Needed for Each Proposal to Pass?

Proposal	Vote Required
Election of each of the six (6) members to our Board of Directors	Plurality of the votes cast (the six directors receiving the most “FOR” votes)

Ratification of the Appointment of Fruci & Associates II, PLLC as our Independent Registered Public Accounting Firm for our Fiscal Year Ending December 31, 2026	A majority of the votes entitled to vote thereon and present at the Annual Meeting

Amendment to our 2021 Omnibus Equity Incentive Plan to increase the number of shares of Class A common stock reserved and available for awards thereunder to 4,800,000 from 800,000	A majority of the votes entitled to vote thereon and present at the Annual Meeting

Amendment to our 2021 Omnibus Equity Incentive Plan to adopt the Evergreen Provision	A majority of the votes entitled to vote thereon and present at the Annual Meeting

What Are the Voting Procedures?

In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees, or withhold your votes as to specific nominees. With regard to other proposals, you may vote in favor of or against the proposal, or you may abstain from voting on the proposal. You should specify your respective choices on the accompanying proxy card or your vote instruction form.

Is My Proxy Revocable?

You may revoke your proxy and reclaim your right to vote at any time before your proxy is voted by giving written notice to the Secretary of Sidus, by delivering a properly completed, later-dated proxy card or vote instruction form or by voting in person at the Annual Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Sidus Space, Inc., 150 N. Sykes Creek Parkway, Suite 200, Merritt Island, FL 32953, Attention: Secretary. Your most current proxy card or Internet proxy is the one that will be counted.

Who is Paying for the Expenses Involved in Preparing and Mailing this Proxy Statement?

All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by us. In addition to the solicitation by mail, proxies may be solicited by our officers and other employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in forwarding solicitation materials.

Do I Have Dissenters’ Rights of Appraisal?

Our stockholders do not have appraisal rights under Delaware law or under our governing documents with respect to the matters to be voted upon at the Annual Meeting.

How can I Find out the Results of the Voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be disclosed in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

When are Stockholder Proposals Due for the 2027 Annual Meeting?

Our bylaws provide that, for stockholder nominations to the Board of Directors or other proposals to be considered at an annual meeting, the stockholder must have given timely advance notice of the proposal or nomination in writing to our Corporate Secretary.

To be timely for the 2027 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices between February 18 and March 20, 2027. A stockholder’s notice to the Corporate Secretary must set forth the information required by our bylaws as to each matter the stockholder proposes to bring before the 2027 Annual Meeting of Stockholders.

Any appropriate proposal submitted by a stockholder and intended to be presented at the 2027 Annual Meeting of Stockholders (the “2027 Annual Meeting”) must be submitted in writing to our Secretary at 150 N. Sykes Creek Parkway, Suite 200, Merritt Island, FL 32953, and received no later than February 18, 2027, to be includable in our proxy statement and related proxy for the 2026 Annual Meeting. However, if the date of the 2027 Annual Meeting is convened more than 30 days before, or delayed by more than 30 days after June 18, 2027, to be considered for inclusion in proxy materials for our 2027 Annual Meeting, a stockholder proposal must be submitted in writing to our Secretary at 150 N. Sykes Creek Parkway, Suite 200, Merritt Island, FL 92953, a reasonable time before we begin to print and send our proxy materials for the 2027 Annual Meeting. A stockholder proposal will need to comply with the SEC regulations under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Although the Board will consider stockholder proposals, we reserve the right to omit from our proxy statement, or to vote against, stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

If you wish to submit a proposal that is not to be included in the proxy materials for the 2027 Annual Meeting, your proposal must be submitted in writing to our Secretary at 150 N. Sykes Creek Parkway, Suite 200, Merritt Island, FL 92953 by February 18, 2027. However, if the date of the 2027 Annual Meeting is convened more than 30 days before, or delayed by more than 30 days after, a stockholder proposal must be submitted in writing to the Company’s Secretary 150 N. Sykes Creek Parkway, Suite 200, Merritt Island, FL 32953, a reasonable time before we begin to print and send our proxy materials for the 2027 Annual Meeting.

Do the Company’s Officers and Directors have an Interest in Any of the Matters to Be Acted Upon at the Annual Meeting?

Members of the Board have an interest in Proposal 1, the election to the Board of the six (6) director nominees set forth herein. In addition, members of our Board and our officers may be the recipient of future awards under our 2021 Omnibus Equity Incentive Plan, as amended.  Members of our Board and our executive officers do not have any interest in Proposal 2, the ratification of the appointment of our independent registered public accounting firm.

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

We are committed to good corporate governance practices. These practices provide an important framework within which our Board of Directors and management pursue our strategic objectives for the benefit of our stockholders.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics that is applicable to our directors, officers and employees and is designed to deter wrongdoing and to promote:

●	honest and ethical conduct;

●	full, fair, accurate, timely and understandable disclosure in reports and documents that we file with the SEC and in other public communications;

●	compliance with applicable laws, rules and regulations, including insider trading compliance; and

●	accountability for adherence to the code and prompt internal reporting of violations of the code, including illegal or unethical behavior regarding accounting or auditing practices.

You may obtain a copy of our Code of Business Conduct and Ethics on our website at https://investors.sidusspace.com/corporate-governance/governance-documents under Code of Business Conduct and Ethics. A copy of our Code of Business Conduct and Ethics may also be obtained without charge upon written request to Secretary, Sidus Space, Inc., 150 N. Sykes Creek Parkway, Suite 200, Merritt Island, FL 32953. The Board of Directors has designated the Audit Committee to be responsible for reviewing the Code of Business Conduct and Ethics and making any appropriate updates or amendments. We intend to disclose any changes in this code or waivers from this code that apply to our principal executive officer, principal financial officer, or principal accounting officer by posting such information to our website or by filing with the SEC a Current Report on Form 8-K, in each case if such disclosure is required by SEC or Nasdaq rules.

Board Composition and Leadership Structure

Our Chairwoman of the Board of Directors, Carol Craig, also serves as our Chief Executive Officer and President. Jeffrey Shuman has served as our Lead Independent Director since February 2025. Our Board of Directors has determined that our current Board leadership structure provides effective oversight of management and strong leadership of the independent directors. The defined role of Lead Independent Director at the Company is closely aligned with the role of an independent chairperson.

Board’s Role in Risk Oversight

Our Board of Directors believes that open communication between management and the Board of Directors is essential for effective risk management and oversight. Our Board of Directors meets with our Chief Executive Officer and other members of the senior management team at quarterly Board of Director meetings, where, among other topics, they discuss strategy and risks in the context of reports from the management team and evaluate the risks inherent in significant transactions. While our Board of Directors is ultimately responsible for risk oversight, our Board committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of major financial risk exposures, internal control over financial reporting, disclosure controls and procedures, legal and regulatory compliance and cybersecurity and data privacy. The Compensation Committee assists our Board of Directors in assessing risks created by the incentives inherent in our compensation policies. The Nominating and Governance Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to the management of corporate, legal and regulatory risk.

Director Independence

Our common stock is listed on the Nasdaq Capital Market. Under the rules of the Nasdaq Stock Market, independent directors must constitute a majority of a listed company’s Board of Directors. In addition, the rules of the Nasdaq Stock Market require that, subject to specified exceptions, each member of a listed company’s Audit, Compensation and Nominating and Governance Committees must be an “independent director.” Under the rules of the Nasdaq Stock Market, a director will only qualify as an “independent director” if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Additionally, Compensation Committee members must not have a relationship with the listed company that is material to the director’s ability to be independent from management in connection with the duties of a Compensation Committee member.

Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (Exchange Act). In order to be considered independent for purposes of Rule 10A-3, a member of an Audit Committee of a listed company may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors or any other Board committee: (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (ii) be an affiliated person of the listed company or any of its subsidiaries.

Our Board of Directors has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board of Directors determined that Mr. Riera, Ms. Norwood, Ms. Wendling, Mr. Shuman, and Mr. Coffey, representing five of our six incumbent directors, are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the Nasdaq Stock Market. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each directors’ business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each non-employee director and any affiliates.

Committee of our Board of Directors

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Governance Committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors. Each of these committees has a written charter, copies of which are available without charge on our website at https://investors.sidusspace.com/corporate-governance/governance-documents.

Audit Committee

The Audit Committee’s responsibilities include, among other things: (i) selecting and retaining an independent registered public accounting firm to act as our independent auditors, setting the compensation for our independent auditors, overseeing the work done by our independent auditors and terminating our independent auditors, if necessary, (ii) periodically evaluating the qualifications, performance and independence of our independent auditors, (iii) pre-approving all auditing and permitted non-audit services to be provided by our independent auditors, (iv) reviewing with management and our independent auditors our annual audited financial statements and our quarterly reports prior to filing such reports with the SEC, including the results of our independent auditors’ review of our quarterly financial statements, and (v) reviewing with management and our independent auditors significant financial reporting issues and judgments made in connection with the preparation of our financial statements. The Audit Committee also prepares the Audit Committee report that is required to be included in our annual proxy statement pursuant to the rules of the SEC.

As of December 31, 2025, the Audit Committee consisted of Dana Kilborne, Cole Oliver, Tiffany Norwood, Leonardo Riera and Jeffrey Shuman, with Ms. Kilborne serving as chair. As of the Record Date, the Audit Committee consisted of Tiffany Norwood, Leonardo Riera, Jeffrey Shuman and Kelle Wendling, with Ms. Norwood serving as chair. Under the applicable rules and regulations of Nasdaq, each member of a company’s audit committee must be considered independent in accordance with Nasdaq Listing Rule 5605(c)(2)(A)(i) and (ii) and Rule 10A-3(b)(1) under the Exchange Act. The Board has determined that each of Ms. Norwood, Mr. Riera, Mr. Shuman and Ms. Wendling is “independent” as that term is defined under applicable Nasdaq and SEC rules. Ms. Norwood is our audit committee financial expert.

Compensation Committee

The purpose of the Compensation Committee is to discharge the Board’s responsibilities relating to compensation of our directors and executive officers. The Compensation Committee has responsibility for, among other things, (i) recommending to the Board for approval the overall compensation philosophy for our company and periodically reviewing the overall compensation philosophy for all employees to ensure it is appropriate and does not incentivize unnecessary and excessive risk taking, (ii) reviewing annually and making recommendations to the Board for approval, as necessary or appropriate, with respect to our compensation plans, (iii) based on an annual review, determining and approving, or at the discretion of the Compensation Committee, recommending to the Board for determination and approval, the compensation and other terms of employment of each of our officers, (iv) reviewing and making recommendations to the Board with respect to the compensation of directors, (v) overseeing our regulatory compliance with respect to compensation matters, (vi) reviewing and discussing with management, prior to the filing of our annual proxy statement or annual report on Form 10-K, our disclosure relating to executive compensation, including our Compensation Discussion and Analysis and executive and director compensation tables as required by SEC rules, and (vii) preparing an annual report regarding executive compensation for inclusion in our annual proxy statement or our annual report on Form 10-K. The Compensation Committee has the power to form one or more subcommittees, each of which may take such actions as may be delegated by the Compensation Committee.

The charter of the Compensation Committee grants the Compensation Committee authority to select, retain, compensate, oversee and terminate any compensation consultant to be used to assist in the evaluation of director, chief executive officer, officer and our other compensation and benefit plans and to approve the compensation consultant’s fees and other retention terms. The Compensation Committee is directly responsible for the appointment, compensation and oversight of the work of any internal or external legal, accounting or other advisors and consultants retained by the Compensation Committee. The Compensation Committee may also select or retain advice and assistance from an internal or external legal, accounting or other advisor as the Compensation Committee determines to be necessary or advisable in connection with the discharge of its duties and responsibilities and will have the direct responsibility to appoint, compensate and oversee any such advisor.

As of December 31, 2025, the Compensation Committee consisted of Jeffrey Shuman, Cole Oliver, Leonardo Riera and Lavanson Coffey, with Mr. Shuman serving as chair. As of the Record Date, the Compensation Committee consisted of Jeffrey Shuman, Leonardo Riera, Lavanson Coffey and Kelle Wendling. The Board has determined that each of Mr. Shuman, Mr. Riera, Mr. Coffey and Ms. Wendling is “independent” under Nasdaq Listing Rule 5605(a)(2).

Nominating and Governance Committee

The Nominating and Governance Committee has responsibility for assisting the Board in, among other things, (i) effecting Board organization, membership and function, including identifying qualified board nominees, (ii) effecting the organization, membership and function of the committees of the Board, including the composition of the committees of the Board and recommending qualified candidates for the committees of the Board, (iii) evaluating and providing successor planning for the chief executive officer and our other executive officers, (iv) identifying and evaluating candidates for director in accordance with certain general and specific criteria, (v) developing and recommending to the Board corporate governance guidelines and any changes thereto, setting forth the corporate governance principles applicable to us, and overseeing compliance with the corporate governance guidelines, and (vi) reviewing potential conflicts of interest involving directors and determining whether such directors may vote on issues as to which there may be a conflict.

As of December 31, 2025, the Nominating and Governance Committee consisted of Dana Kilborne, Cole Oliver, Leonardo Riera, Tiffany Norwood and Lavanson Coffey, with Mr. Coffey serving as chair. As of the Record Date, the Nominating and Governance Committee consisted of Leonardo Riera, Tiffany Norwood, Kelle Wendling and Lavanson Coffey, with Mr. Coffey serving as chair. The Board has determined that all of the members are “independent” under Nasdaq Listing Rule 5605(a)(2).

Family Relationships and Other Arrangements

There are no family relationships among our directors and executive officers. There are no arrangements or understandings between or among our executive officers and directors pursuant to which any director or executive officer was or is to be selected as a director or executive officer.

Board and Committee Meetings and Attendance

During the fiscal year ended December 31, 2025, our Board of Directors held 7 meetings. All of the directors attended every meeting of our Board. In addition, our audit committee met 7 times, our compensation committee met 4 times, and our nominating and corporate governance committee met 2 times during the fiscal year ended December 31, 2025.

Board Attendance at Annual Stockholders’ Meeting

We invite and encourage each member of our Board of Directors to attend our annual meetings of stockholders. We do not have a formal policy regarding attendance of our annual meetings of stockholders by the members of our Board of Directors. Our most recent annual meeting of stockholders was held on June 17, 2025.

Communication with Directors

Stockholders and interested parties who wish to communicate with our Board of Directors, non-management members of our Board of Directors as a group, a committee of the Board of Directors or a specific member of our Board of Directors (including our Chair) may do so by letters addressed to:

Sidus Space, Inc.

c/o Secretary

150 N. Sykes Creek Parkway, Suite 200

Merritt Island, FL 32953

All communications by letter addressed to the attention of our Secretary will be reviewed by the Secretary and provided to the members of the Board of Directors unless such communications are unsolicited items, sales materials and other routine items and items unrelated to the duties and responsibilities of the Board of Directors.

Considerations in Evaluating Director Nominees

The Nominating and Governance Committee is responsible for identifying, considering and recommending candidates to the Board of Directors for Board membership. A variety of methods are used to identify and evaluate director nominees, with the goal of maintaining and further developing a diverse, experienced and highly qualified Board of Directors. Candidates may come to our attention through current members of our Board of Directors, professional search firms, stockholders or other persons.

The Nominating and Governance Committee will recommend to the Board of Directors for selection all nominees to be proposed by the Board of Directors for election by the stockholders, including approval or recommendation of a slate of director nominees to be proposed by the Board of Directors for election at each annual meeting of stockholders, and will recommend all director nominees to be appointed by the Board of Directors to fill interim director vacancies.

Our Board of Directors encourages selection of directors who will contribute to the company’s overall corporate goals. The Nominating and Governance Committee may from time to time review and recommend to the Board of Directors the desired qualifications, expertise and characteristics of directors, including such factors as breadth of experience, knowledge about our business and industry, diversity of viewpoint (including diversity of race, ethnicity, gender, age, education, cultural background and professional experience), career specialization, relevant technical, leadership or governance skills, or financial acumen, willingness and ability to devote adequate time and effort to the Board of Directors, ability to contribute to the Board of Directors’ overall effectiveness, and the needs of the Board of Directors and its committees. Exceptional candidates who do not meet all of these criteria may still be considered. In evaluating potential candidates for the Board of Directors, the Nominating and Governance Committee considers these factors in the light of the specific needs of the Board of Directors at that time.

In addition, under our corporate governance guidelines, a director is expected to spend the time and effort necessary to properly discharge such director’s responsibilities. Accordingly, a director is expected to regularly attend meetings of the Board of Directors and committees on which such director sits, and to review prior to meetings material distributed in advance for such meetings. Thus, the number of other public company boards and other boards (or comparable governing bodies) on which a prospective nominee is a member, as well as his or her other professional responsibilities, will be considered. Also, under our corporate governance guidelines, there are no term limits that may be served by a director. However, in connection with evaluating recommendations for nomination for reelection, the Nominating and Governance Committee considers director tenure. We value diversity on a company-wide basis but have not adopted a specific policy regarding Board diversity.

The Nominating and Governance Committee considers stockholder nominees made in accordance with our bylaws, and evaluates candidates recommended by stockholders in the same manner as all other candidates brought to the attention of the Nominating and Governance Committee. Stockholder recommendations may be submitted to the Nominating and Governance Committee in care of the Corporate Secretary at the address set forth under “Communication with Directors.”

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will elect six (6) directors to hold office until the 2027 Annual Meeting. Directors are elected by a plurality of votes cast by stockholders. In the event the nominees are unable or unwilling to serve as directors at the time of the Annual Meeting, the proxies will be voted for any substitute nominees designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board will be reduced in accordance with the Bylaws of the Company. The Board has no reason to believe that the persons named below will be unable or unwilling to serve as nominees or as directors if elected.

Assuming a quorum is present, the six (6) nominees receiving the highest number of affirmative votes of shares entitled to be voted for such persons will be elected as directors of the Company to serve for a one-year term. Unless marked otherwise, proxies received will be voted “FOR” the election of the nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of the nominees listed below, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

Information with Respect to Director Nominees

Listed below are the current directors who are nominated to hold office until their successors are elected and qualified, and their ages as of April 28, 2026.

Name	Age
Carol Craig	59

Leonardo Riera	65

Jeffrey Shuman	71

Lavanson Coffey	61

Tiffany Norwood	58

Kelle Wendling	55

Carol Craig –President, Chief Executive Officer and Chairwoman

Ms. Craig is the founder of our company and has served as our Chief Executive Officer and Chairwoman since 2014. Ms. Craig is also the founder and Chief Executive Officer of Craig Technical Consulting, Inc. (“CTC”), an engineering and technology company since 1999. Ms. Craig graduated from Knox College with a BA in Computer Science and a BS in Computer Science Engineering from University of Illinois. She also has a MS degree in Electrical and Computer Engineering from the University of Massachusetts at Amherst. She is currently pursuing a PhD in Systems Engineering at the Florida Institute of Technology. Carol is a former P-3 Orion Naval Flight Officer and one of the first women eligible to fly in combat. She has served on over 30 boards that include educational, aerospace and defense industry and non-profit organizations. Ms. Craig is currently a director of Vaya Space, a privately held space and defense company. Ms. Craig was selected to serve on our board of directors due to her extensive experience in the space industry and her relationships with key players in commercial space along with her position as CEO.

Leonardo Riera –Independent Director

Mr. Riera was appointed to our board of directors in April 2023. Mr. Riera has over 35 years of experience in investment banking and fund management, including serving as Executive Director, Country Head for Bankers Trust in Caracas, Venezuela for over 10 years and Head of Mergers and Acquisitions for Citicorp Investment Bank in Caracas, Venezuela. Mr. Riera has served as President of LiNiCo Corporation, a subsidiary of Comstock Mining Inc. (NYSE: LODE), a renewable energy and products company, since April 2022. Mr. Riera has served as a member of the board of directors and as Chief Strategy Officer of Vaya Space, a privately held space and defense company based in Florida since March 2023. He has also served as a member of the board of directors and chair of the audit committee of FenixOro Gold Corp., a Canadian company focused on acquiring and exploring gold projects, since January 2021. Mr. Riera served as a member of the board of directors and as a member of the audit committee, nominating and corporate governance committee and compensation committee of Medicine Man Technologies, Inc. (OTCQX: SHWZ), a vertically integrated regional cannabis company based in Colorado, from June 2019 through January 2021. He also was Co-founder, Chief Executive Officer and Chairman of the Board of Directors of EnviroPower Renewable, Inc. a renewable energy company from 2012 through 2018. Mr. Riera is the owner of and has served as CEO of Latin American Advisors Inc. since 1988 through which he provides mergers and acquisitions, investment advisory, private equity and strategic planning services. He was a consultant with McKinsey & Co. from 1984 through 1986. Mr. Riera served as President of the International Banking Association of Venezuela for three terms. He was also Head of Asset Structuring and Credit for a $2 Billion emerging market debt fund based in Florida, where he was responsible for investments in Russia, Ukraine, Kazakhstan, Mexico, China, Nigeria, Singapore, Angola, and Brazil. Mr. Riera holds a degree in Economics from Universidad Católica Andrés Bello and an MBA from the University of Pennsylvania’s distinguished Wharton School of Business. Mr. Riera’s financial and executive experience qualifies him to serve on our Board of Directors.

Jeffrey Shuman – Independent Director

Mr. Shuman was appointed to our board of directors in January 2025. He brings over 40 years of experience across global diversified companies and the military, spanning the US Army, Avon Products, Honeywell International, Northrop Grumman, L3Harris and Quest Diagnostics. Mr. Shuman was the Chief Human Resources Officer at Harris Corporation (now L3Harris) and at Quest Diagnostics during periods of profound cultural and operational progress. Earlier in his career, he held senior executive positions in Operations, General Management and Human Resources. He currently serves on the advisory board of Garner Health, The Citadel School of Business, The Citadel Psychology Department and is Advisory Board emeritus at CIELO Talent. Mr. Shuman earned a bachelor’s degree from The Citadel, and following graduation, served as a Medical Services Corp officer in the US Army. He completed executive development programs in Business and Human Resources at the University of Michigan, Harvard Business School, University of Virginia’s Darden School of Business, University of Pennsylvania’s Wharton Business School and Cornell University. He also participated in a US business exchange program with the People’s Republic of China, supported the Private Sector Council in key initiatives with the Department of Education and the Department of Homeland Security, and was a regular contributor and guest on “Your Career Partners”, a Washington DC-based radio talk show. Mr. Shuman received the “Stevie Award” during the American Business Awards for “Best Human Resources Executive” and was the 2011 recipient for the “HR Executive of the Year” by HR Executive Magazine. Mr. Shuman was appointed to our board of directors due to his extensive experience across global diversified companies and the military.

Lavanson Coffey III – Independent Director

Mr. Coffey was appointed to our board of directors in August 2025. He brings nearly four decades of aerospace experience and leadership to Sidus Space. After retiring from the U.S. Air Force, he joined Ball Aerospace, where he led the launch mission for the Intelligence Community’s first commercially procured launch vehicle. This achievement paved the way for commercial launch providers across the nation and helped the U.S. government begin realizing affordable space lift. Following his time at Ball Aerospace, Mr. Coffey joined Airbus U.S. Space & Defense as Vice President & Business Enabler and later served as Executive Director for their Space line of business. Mr. Coffey developed his leadership skills in the U.S. Air Force, where his assignments ranged from Rocket Propulsion Engineering and Project Management to serving as an Assistant Professor of Astronautical Engineering and Aide-de-Camp for the U.S. Air Force Academy Superintendent. As Program Manager and Division Deputy Director, he played a key role in building the nation’s Atlas 5 launch capability and rehabilitating the Delta 4-heavy launch pad at Vandenberg AFB. He later served as the Secretary of the Air Force’s Legislative Liaison in the U.S. Senate and concluded his Air Force career by commanding the First Space Launch Squadron at Cape Canaveral, the 2nd Cadet Group at the U.S. Air Force Academy, and the 30th Launch Group at Vandenberg, CA. Mr. Coffey holds a BS in Engineering from the U.S. Air Force Academy, an MS in Engineering Management from California State University, and two additional MA degrees from Air University. Mr. Coffey was appointed to our board of directors due to his extensive aerospace and leadership experience.

Tiffany Norwood – Independent Director

Ms. Norwood was appointed to our board of directors in July 2025. She is a serial entrepreneur and pioneer with over 35 years of experience across digital broadcasting, broadband internet, digital music, ed-tech, and eSports, with ventures that have impacted billions of people in more than 150 countries. Most notably, Ms. Norwood raised over $670 million to fund WorldSpace, an early space venture that launched three satellites into orbit, built the first global digital radio platform including XM Radio, and supported the development of MP3/MP4 technologies. She was named the 2022 Entrepreneur of the Year by Cornell University, the first Black woman to receive the lifetime achievement award in its nearly forty-year history. Ms. Norwood currently serves as Founder and CEO of Tribetan, an education technology company, and is Co-Founder of SimWin Sports, the first-ever digital sports league platform, and Elfkare, an AI for Good company launched in 2023. She holds a Bachelor's degree in Economics with a concentration in statistics and computer science from Cornell University and an MBA from Harvard University, and is currently a Master of Engineering candidate in Systems Engineering at Cornell University. In 2025, Ms. Norwood earned an Audit Committee certificate from Harvard Business School‘s Board Governance Executive Education program. We believe that Ms. Norwood's pioneering experience in satellite technology, her record of building and scaling global technology ventures, and her deep understanding of emerging markets uniquely qualify her to serve on our Board of Directors.

Kelle Wendling – Independent Director

Ms. Wendling was appointed to our board of directors in early 2026. She brings more than three decades of executive leadership and government contracting experience across space systems, Intelligence, Surveillance and Reconnaissance (ISR), and Federal Aviation Administration markets. Ms. Wendling previously served as President of the Space Systems Sector at L3Harris Technologies, where she led strategic growth initiatives and mission-critical efforts supporting U.S. and international government customers. During her nearly 30-year tenure with L3Harris (formerly Harris Corporation), she held several senior executive roles, including President of the Mission Networks Sector, Vice President and General Manager of ISR Solutions, and Vice President of Business Development, Strategy, and Technology for a business segment exceeding $1.5 billion in annual revenue. Ms. Wendling currently serves on the Board of Trustees of the Florida Institute of Technology. She holds Bachelor's and Master's degrees in Mathematics and Computer Science from the Florida Institute of Technology and has completed executive education programs at Northwestern University's Kellogg School of Management and the University of Virginia's Darden School of Business. We believe that Ms. Wendling's extensive experience leading large-scale space systems programs and her longstanding relationships with U.S. government customers qualify her to serve on our Board of Directors.

Director Skills Matrix

	Carol Craig	Leonardo Riera	Jeffrey Shuman	Lavanson Coffey	Tiffany Norwood	Kelle Wendling
Corporate Governance	X	X	X	X	X	X
Financial	X	X	X		X
Business Operations	X	X	X	X	X	X
Industry Knowledge	X	X	X	X	X	X
Risk Management	X	X	X	X	X	X

Board Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES TO THE BOARD SET FORTH IN THIS PROPOSAL 1.

EXECUTIVE OFFICERS

The names of our current executive officers, their ages as of April 29, 2026, and their positions are shown below.

Name of Executive Officer	Age	Position	Executive Officer Since
Carol Craig	59	President, Chief Executive Officer and Chairwoman of the Board	2014
Adarsh Parekh	46	Chief Financial Officer	2025

Biographical summaries of each of our executive officers who are not also members of our Board of Directors are included below.

Adarsh Parekh. Mr. Parekh joined Sidus Space in January 2025, bringing over 20 years of experience in financial services and financial operations. He has been directly involved in over $3 billion of M&A, capital markets, and investing transactions. Before joining Sidus Space, Mr. Parekh served as CFO of Terran Orbital Corporation, playing a key role in its sale to Lockheed Martin. He has also held CFO positions at multiple entities and was a Principal at Renewable Resources Group, a private equity firm managing over $2 billion in assets. Mr. Parekh began his career in the Investment Banking Division of Lehman Brothers, Inc., in New York, where he worked with Fortune 500 management teams on transformational transactions. Mr. Parekh focuses on cultivating sustainable relationships to drive business scaling and positive, win-win transactions. He holds a Bachelor of Science in Economics degree with concentrations in Finance and Management from the Wharton School at the University of Pennsylvania.

EXECUTIVE COMPENSATION

The following table provides certain summary information concerning compensation awarded to, earned by or paid to our Principal Executive Officer and our other highest paid executive officers whose total annual salary and bonus exceeded $100,000 (collectively, the “named executive officers”) for fiscal years December 31, 2025 and 2024.

			All Other
		Salary	Compensation		Total
Name and Principal Position	Year	($)	($)		($)

Carol Craig	2025	390,625	104,000		494,625
President & Chief Executive Officer	2024	325,000	234,000	(1)	559,000

Adarsh Parekh (2)	2025	290,017			290,017
Chief Financial Officer

(1)	Ms. Craig received a cash bonus for July 1, 2023 to June 30, 2024, paid in November 2024, and a 6-month bonus for July 1, 2024 to December 31, 2024, paid in February 2025.
(2)	Mr. Parekh became Chief Financial Officer on January 27, 2025.

Outstanding Equity Awards at December 31, 2025

The following table provides information regarding outstanding equity awards held by our named executive officers as of December 31, 2025.

	Option Awards					Stock Awards
Name	Unexercised Options (#) Exercisable	Unexercised Options (#) Unexercisable		Exercise Price ($)	Option Expiration Date	Shares That Have Not Vested (#)		Market Value of Shares That Have Not Vested ($)(1)
Carol Craig	-	135,000	(2)	2.57	2/1/2030	135,000	(3)	$423,900
Adarsh Parekh	-	30,000	(4)	1.58	5/1/2030	55,000	(5)	$172,700

(1)	Market value based on closing price of $3.14 per share on December 31, 2025.
(2)	Granted February 1, 2025; vests in three equal annual installments beginning February 1, 2026.
(3)	Granted February 1, 2025; cliff-vests February 1, 2028.
(4)	Granted May 1, 2025; vests in three equal annual installments beginning May 1, 2026.
(5)	Comprises 25,000 units granted February 1, 2025 (cliff-vest February 1, 2028) and 30,000 units granted May 1, 2025 (cliff-vest May 1, 2028).

Non-Employee Director Compensation

The following table presents the total compensation for each person who served as a non-employee member of our Board and received compensation for such service during the fiscal year ended December 31, 2025. Other than as set forth in the table and described more fully below, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to any of the non-employee members of our Board in 2025. Directors who are also employees do not receive cash or equity compensation for service on our Board of Directors in addition to compensation payable for their service as employees of the Company.

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Total ($)
Dana Kilborne(1)	50,000	30,000	80,000
Cole Oliver(1)	50,000	20,000	70,000
Leonardo Riera	50,000	20,000	70,000
Richard Berman (2)	20,000	35,668	55,668
Tiffany Norwood	22,917	9,167	32,084
Jeffrey Shuman	50,000	66,667	116,667
Lavanson Coffey III	50,000	30,000	80,000
	292,917	211,502	504,419

(1)	Each of Ms. Kilborne and Mr. Oliver joined the Company as an independent director in December 2021 and left the Company as of January 2025.
(2)	Mr. Berman joined the company as a non-independent director in January 2024 and left the company as of January 2025.

Employment Agreements

Carol Craig Employment Agreement

In December 2021, we entered into an employment agreement with Ms. Craig, pursuant to which Ms. Craig serves as our Founder and Chief Executive Officer. Ms. Craig’s employment agreement provided for an annual base salary of $125,000 and provides that Ms. Craig will be eligible for an annual discretionary bonus, with a target equal to 100% of her base salary, based on the achievement of certain performance objectives established by our Board of Directors. As of February 1, 2025, Ms. Craig’s base salary was increased to $400,000. Ms. Craig’s employment agreement contains standard non-competition and non-solicitation provisions. Ms. Craig is also eligible to receive additional equity-based compensation awards as the Company may grant from time to time. Ms. Craig’s employment agreement further provides for standard expense reimbursement, vacation time and other standard executive benefits.

Pursuant to Ms. Craig’s employment agreement, in the event her employment is terminated without cause, due to a non-renewal by the Company, or if she resigns for “good reason” (in each case, other than within twelve (12) months following a change in control), Ms. Craig is entitled to (i) a cash payment equal to five (5) times the sum of her (x) annual base salary and (y) target bonus in effect on her last day of employment; (ii) continuation of health benefits for a period of 24 months; (iii) a lump sum payment equal to the amount of any annual bonus earned with respect to a prior fiscal year, but unpaid as of the date of termination; (iv) a lump sum payment equal to the amount of annual bonus that was accrued through the date of termination for the year in which employment ends; and (v) subject to Ms. Craig’s compliance with her restrictive covenants, the outstanding and unvested portion of any time-vesting equity award that would have vested during the one (1) year period following Ms. Craig’s termination had she remained an employee shall automatically vest upon his termination date.

In the event that Ms. Craig’s employment is terminated due to her death or disability, she will be entitled to receive (i) a lump sum payment equal to the amount of any annual bonus earned with respect to a prior fiscal year, but unpaid as of the date of termination; (ii) a lump sum payment equal to the amount of annual bonus that was accrued for the year in which employment ends; and (iii) the acceleration and vesting in full of any then outstanding and unvested portion of any time-vesting equity award granted to her by the Company.

In the event that Ms. Craig’s employment is terminated due to her non-renewal or resignation without “good reason,” she will be entitled to receive a lump sum payment equal to the amount of any annual bonus earned with respect to a prior fiscal year, but unpaid as of the date of termination.

In the event that Ms. Craig’s employment is terminated by the Company without cause, due to non-renewal by the Company, or if she resigns for “good reason,” in each case within twelve (12) months following a change in control, Ms. Craig is entitled to (i) a cash payment equal to ten (10) times the sum of her (x) annual base salary and (y) target bonus in effect on her last day of employment; (ii) continuation of health benefits for a period of 24 months; (iii) a lump sum payment equal to the amount of any annual bonus earned with respect to a prior fiscal year, but unpaid as of the date of termination; (iv) a lump sum payment equal to the amount of annual bonus that was accrued for the year in which employment ends prior to the date of termination; and (v) the acceleration and vesting in full of any then outstanding and unvested portion of any time-vesting equity award granted to her by the Company.

Adarsh Parekh Employment Agreement

In February 2025, we entered into an employment agreement with Mr. Parekh, pursuant to which Mr. Parekh serves as our Chief Financial Officer. Mr. Parekh's employment agreement provides for an annual base salary of $325,000 and provides that Mr. Parekh will be eligible for an annual discretionary bonus, with a target equal to 40% of his base salary, based on the achievement of certain performance objectives established by our Board of Directors. Mr. Parekh's employment agreement contains standard non-competition and non-solicitation provisions. Mr. Parekh is also eligible to receive additional equity-based compensation awards as the Company may grant from time to time. Mr. Parekh's employment agreement further provides for standard expense reimbursement, vacation time and other standard executive benefits.

Pursuant to Mr. Parekh's employment agreement, in the event his employment is terminated without cause, due to a non-renewal by the Company, or if he resigns for "good reason" (in each case, other than within twelve (12) months following a change in control), Mr. Parekh is entitled to (i) a cash payment equal to one half (1/2) times the sum of his (x) annual base salary in effect on his last day of employment; (ii) continuation of health benefits through COBRA reimbursement until Executive becomes eligible for coverage under any group health plan made available by another employer or Executive terminates coverage; (iii) a lump sum payment equal to the amount of any annual bonus earned with respect to a prior fiscal year, but unpaid as of the date of termination; (iv) a lump sum payment equal to the amount of annual bonus that was accrued through the date of termination for the year in which employment ends; and (v) subject to Mr. Parekh's compliance with his restrictive covenants, the outstanding and unvested portion of any time-vesting equity awards shall automatically vest upon his termination date.

In the event that Mr. Parekh’s employment is terminated due to his death or disability, he will be entitled to receive (i) a lump sum payment equal to the amount of any annual bonus earned with respect to a prior fiscal year, but unpaid as of the date of termination; (ii) a lump sum payment equal to the amount of annual bonus that was accrued for the year in which employment ends; and (iii) the acceleration and vesting in full of any then outstanding and unvested portion of any time-vesting equity award granted to him by the Company.

In the event that Mr. Parekh’s employment is terminated due to his non-renewal or resignation without “good reason,” he will be entitled to receive a lump sum payment equal to the amount of any annual bonus earned with respect to a prior fiscal year, but unpaid as of the date of termination.

In the event that Mr. Parekh’s employment is terminated by the Company without cause, due to non-renewal by the Company, or if he resigns for “good reason,” in each case within twelve (12) months following a change in control, Mr. Parekh is entitled to (i) a cash payment equal to one (1) times the sum of his (x) annual base salary and (y) target bonus in effect on his last day of employment; (ii) continuation of health benefits for a period of 6 months; (iii) a lump sum payment equal to the amount of any annual bonus earned with respect to a prior fiscal year, but unpaid as of the date of termination; (iv) a lump sum payment equal to the amount of annual bonus that was accrued for the year in which employment ends prior to the date of termination; and (v) the acceleration and vesting in full of any then outstanding and unvested portion of any time-vesting equity award granted to him by the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of the Record Date by:

●	each of our named executive officers;

●	each of our directors;

●	all of our current directors and executive officers as a group; and

●	each stockholder known by us to own beneficially more than five percent of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of the Record Date, pursuant to the exercise of options or warrants or conversion of preferred stock or convertible debt, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of ownership is based on 80,764,854 and 100,000 shares of Class A common stock and Class B common stock, issued and outstanding, respectively, as of the Record Date.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer listed is: c/o Sidus Space, Inc., 150 N. Sykes Creek Parkway, Suite 200, Merritt Island, Florida 32953.

Name of Beneficial Owner	Number of Shares of Class A Beneficially Owned	Number of Shares of Class B Beneficially Owned	Percentage of Common Stock Beneficially Owned

Directors and Executive Officers:
Carol Craig(1)	5,000	100,000	-
Adarsh Parekh	-	-	-
Leonardo Riera	-	-	-
Jeffrey Shuman	-	-	-
Lavanson Coffey III	-	-	-
Tiffany Norwood(2)	-	-	-
Kelle Wendling(3)	-	-	-

Directors and Executive Officers as a group (7 persons)	5,000	100,000	-

(1)	Carol Craig is the sole owner of CTC and has beneficial ownership of the Class B shares of common stock held by CTC.
(2)	Ms. Norwood joined the Company as an independent director in July 2025.
(3)	Ms. Wendling joined the Company as an independent director in January 2026.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes information about our equity compensation plans as of December 31, 2025.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holder	364,362	$3.02	28,738
Equity compensation plans not approved by security holder	-	-	-
Total	364,362		28,738

Policies and Practices Regarding the Grant of Equity Awards

We do not schedule the grant of any equity awards in anticipation of the disclosure of material, non-public information and we do not schedule the disclosure of material, non-public information based on the timing of granting equity awards. We have not adopted a formal policy that dictates the timing of equity award grants.  We may choose to grant equity awards outside of the annual broad-based awards (e.g., as part of a new hire package or as a retention or promotional incentive). Stock options may be granted only with an exercise price at or above the closing market price of our common stock on the date of grant. During 2025, no stock option grants were made to any of our NEOs during any period beginning four business days before the filing or furnishing of a periodic report or current report and ending one business day after the filing or furnishing of any such report with the SEC.  We believe that our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and NASDAQ listing standards. A copy of our Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR ENDING

DECEMBER 31, 2026

The Board has appointed Fruci & Associates II, PLLC (“Fruci”) to serve as our independent registered public accounting firm for the year ending December 31, 2026. Fruci has acted as our auditor since 2024.

A representative of Fruci is expected to be present via telephone conference at the Annual Meeting. He or she will have the opportunity to make a statement if desired and is expected to be available to respond to appropriate questions.

Our Audit Committee retains our independent registered public accounting firm and approves in advance all audit and non-audit services performed by this firm and any other auditing firms. Although management has the primary responsibility for the financial statements and the reporting process including the systems of internal control, the Audit Committee consults with management and our independent registered public accounting firm regarding the preparation of financial statements and the adoption and disclosure of our critical accounting estimates and generally oversees the relationship of the independent registered public accounting firm with Sidus. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, relating to their judgments as to the quality, not just the acceptability, of our accounting principles, and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.

It is the responsibility of our management to determine that our financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles. It is the responsibility of our independent registered public accounting firm to conduct the audit of our financial statements and disclosures. In giving its recommendation to the Board that our audited financial statements for the year ended December 31, 2025 be included in our Annual Report on Form 10-K for the year ended December 31, 2025, the Audit Committee has relied on: (1) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles in the United States; and (2) the report of our independent registered public accounting firm with respect to such financial statements.

Principal Accountant Fees and Services

The following table sets forth the aggregate fees billed by Fruci:

	2025	2024

Audit fees (1)	$132,054	$373,975
Audit-related fees (2)	60,840	168,500
Tax fees (3)	-	-
All other fees (4)	-	-
Total	$192,894	$542,475

(1) Audit Fees: Fees for audit services were $132,054 and $373,975 for the years ended December 31, 2025 and 2024, respectively. These are fees for professional services performed by the principal auditor for the audit of our annual financial statements and services that are normally provided in connection with statutory and regulatory filing or engagement. The year ended December 31, 2024 included a re-audit fee of $125,475 for years ended December 31, 2024 & 2023 due to dismissal of prior auditor by the Company as they were no longer permitted to appear or practice before the SEC for reasons described in the SEC’s Order Instituting Public Administrative and Cease-and-Desist Proceedings Pursuant to Section 8A of the Securities Act of 1933, Sections 4C and 21C of the Securities Exchange Act of 1934 and Rule 102(e) of the Commission’s Rules of Practice, Making Findings, and Imposing Remedial Sanctions and a Cease-and-Desist Order, dated May 3, 2024, as noted in the Company’s May 3, 2024 Form 8K filed with the SEC.

(2) Audit-Related Fees: Fees for audit-related services were $60,840 and $168,500 for the years ended December 31, 2025 and 2024. These are fees for assurance and related services performed by the principal auditor that are reasonably related to the performance of the audit or review of our financial statements. These services include attestations by the principal auditor that are not required by statute or regulation and consulting on financial accounting/reporting standards.

(3) Tax Fees: No fees for tax services were paid for the years ended December 31, 2025 and 2024. These are fees for professional services performed by the principal auditor with respect to tax compliance, tax planning, tax consultation, returns preparation and review of returns. The review of tax returns includes the Company and its consolidated subsidiaries.

(4) All Other Fees: No all other fees were paid for the years ended December 31, 2025 and 2024. These are fees billed by the auditor for products and services not included in the foregoing categories.

Pre-Approval Policies and Procedures

In accordance with the Sarbanes-Oxley Act, our audit committee charter requires the audit committee to pre-approve all audit and permitted non-audit services provided by our independent registered public accounting firm, including the review and approval in advance of our independent registered public accounting firm’s annual engagement letter and the proposed fees contained therein. The audit committee has the ability to delegate the authority to pre-approve non-audit services to one or more designated members of the audit committee. If such authority is delegated, such delegated members of the audit committee must report to the full audit committee at the next audit committee meeting all items pre-approved by such delegated members. In the fiscal years ended December 31, 2025 and 2024 all of the services performed by our independent registered public accounting firm were pre-approved by the audit committee.

Vote Required

The selection of our independent registered public accounting firm is not required to be submitted to a vote of our stockholders for ratification. However, we are submitting this matter to the stockholders as a matter of good corporate governance. Even if the appointment is ratified, the Board may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders. If the appointment is not ratified, the Board will reconsider whether or not to retain Fruci.

The affirmative vote of a majority of the shares (by voting power) present in person at the Annual Meeting or represented by proxy and entitled to vote at the Annual Meeting is required to approve the ratification of the appointment of Fruci as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

Board Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF FRUCI & ASSOCIATES II, PLLC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

PROPOSAL 3

AMENDMENT TO OUR 2021 OMNIBUS EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF CLASS A COMMON STOCK RESERVED AND AVAILABLE FOR AWARDS THEREUNDER

Introduction

On April 22, 2026, our Compensation Committee and our Board authorized and approved an amendment to our 2021 Omnibus Equity Incentive Plan (the “2021 Plan”) to increase the number of shares of Class A common stock available for awards thereunder to 4,800,000 shares.

Our 2021 Plan was initially authorized and approved by our Board and stockholders in 2021, with an initial authorization of 1,250,000 shares of Class A common stock, which amount was reduced to 12,500 shares as a result of our reverse stock split in December 2023. On April 21, 2024 our Compensation Committee and our Board authorized and approved an amendment to our 2021 Plan to increase the number of shares of Class A common stock available for awards thereunder to 800,000 shares, which was approved by our stockholders at our annual meeting on June 25, 2024. We are now seeking stockholder approval to amend our 2021 Plan to increase the number of shares of Class A common stock available for issuance to 4,800,000 shares so that the Company can continue to provide equity-based compensation as approved by our Compensation Committee.

Reasons for the Amendment to our 2021 Omnibus Equity Incentive Plan

We are seeking stockholder approval to amend our 2021 Plan to increase the number of shares of Class A common stock issuable thereunder to 4,800,000 shares. As of April 28, 2026, there were 28,738 shares remaining available for issuance under future awards to be made under our 2021 Plan. As noted above, if our shareholders do not approve the amendment, we anticipate that there will not be sufficient shares available under our 2021 Plan for continued equity awards to our employees and non-employee directors over the next few years. This would result in the loss of an important compensation tool aligned with stockholder interests to attract, motivate and retain highly qualified talent.

We recognize the dilutive impact of our equity compensation program on our stockholders and continuously strive to balance this concern with the competition for talent in the competitive business environment and talent market, as well as the current market conditions, in which we operate. In determining the appropriate number of shares to request and add to the pool of shares available for issuance pursuant to the amendment, our Board and Compensation Committee worked with management to evaluate a number of factors, and carefully considered (i) the potential dilutive impact on stockholders, (ii) our historical run rate and overhang, (iii) the number of shares remaining available for issuance, (iv) forecasted grants, (v) the realities of equity awards being a key component of designing competitive compensation packages necessary for attracting and retaining key talent in a competitive emerging technology marketplace, (vi) our strategic growth plans, and (vii) the interests of our stockholders.

Our 2021 Plan is designed to attract and retain non-employee directors and employees and reward them for making contributions to the success of the Company and its subsidiaries. These objectives are to be accomplished by making awards under 2021 Plan and thereby providing participants with a proprietary interest in the growth and performance of the Company and align a portion of their compensation with the stockholders. Stockholder approval of this proposal will enable us to continue to grant equity awards to our employees and non-employee directors at levels determined by our Board to be necessary to attract, retain and motivate the individuals who will be critical to our success in achieving our business objectives and thereby creating greater value for our stockholders. In addition to the crucial role, we believe such grants play in attracting and retaining talented individuals, we believe that the equity compensation granted under our 2021 Plan also serves the important function of aligning the interests of participants with those of our stockholders and focusing such participants on the long-term growth of the Company.

Description of the Amendment to our 2021 Omnibus Equity Incentive Plan

The full text of the proposed amendment to our 2021 Plan is set forth in Appendix A to this Proxy Statement. The full text of our 2021 Plan (prior to the amendment described in this Proposal 3) is set forth in Exhibit 10.1 to the Company’s Registration Statement on Form S-1 initially filed with the SEC on November 23, 2021.

The following is a summary of the principal features of the 2021 Plan. This summary does not purport to be complete and is qualified in its entirety to the full text of the 2021 Plan.

Authorized Shares. A total of 12,500 shares of our Class A common stock were originally reserved for issuance pursuant to the 2021 Omnibus Equity Incentive Plan. On April 21, 2024 our Compensation Committee and our Board authorized and approved an amendment to our 2021 Plan to increase the number of shares of Class A common stock available for awards thereunder to 800,000 shares, which was approved by our stockholders at our annual meeting on June 25, 2024. If the amendment is approved, a total of 4,800,000 shares of our Class A common stock will be reserved for issuance pursuant to the 2021 Plan.

Types of Awards. The 2021 Plan provides for the issuance of incentive stock options, non-statutory stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), and other stock-based awards.

Administration. The 2021 Plan will be administered by our board of directors, or if our board of directors does not administer the 2021 Plan, a committee or subcommittee of our board of directors that complies with the applicable requirements of Section 16 of the Exchange Act and any other applicable legal or stock exchange listing requirements (each of our board of directors or such committee or subcommittee, the “plan administrator”). The plan administrator may interpret the 2021 Plan and may prescribe, amend and rescind rules and make all other determinations necessary or desirable for the administration of the 2021 Plan, provided that, subject to the equitable adjustment provisions described below, the plan administrator will not have the authority to reprice or cancel and re-grant any award at a lower exercise, base or purchase price or cancel any award with an exercise, base or purchase price in exchange for cash, property or other awards without first obtaining the approval of our stockholders.

The 2021 Plan permits the plan administrator to select the eligible recipients who will receive awards, to determine the terms and conditions of those awards, including but not limited to the exercise price or other purchase price of an award, the number of shares of common stock or cash or other property subject to an award, the term of an award and the vesting schedule applicable to an award, and to amend the terms and conditions of outstanding awards.

Restricted Stock and Restricted Stock Units. Restricted stock and RSUs may be granted under the 2021 Plan. The plan administrator will determine the purchase price, vesting schedule and performance goals, if any, and any other conditions that apply to a grant of restricted stock and RSUs. If the restrictions, performance goals or other conditions determined by the plan administrator are not satisfied, the restricted stock and RSUs will be forfeited. Subject to the provisions of the 2021 Plan and the applicable award agreement, the plan administrator has the sole discretion to provide for the lapse of restrictions in installments.

Unless the applicable award agreement provides otherwise, participants with restricted stock will generally have all of the rights of a stockholder; provided that dividends will only be paid if and when the underlying restricted stock vests. RSUs will not be entitled to dividends prior to vesting, but may be entitled to receive dividend equivalents if the award agreement provides for them. The rights of participants granted restricted stock or RSUs upon the termination of employment or service to us will be set forth in the award agreement.

Options. Incentive stock options and non-statutory stock options may be granted under the 2021 Plan. An “incentive stock option” means an option intended to qualify for tax treatment applicable to incentive stock options under Section 422 of the Internal Revenue Code. A “non-statutory stock option” is an option that is not subject to statutory requirements and limitations required for certain tax advantages that are allowed under specific provisions of the Internal Revenue Code. A non-statutory stock option under the 2021 Plan is referred to for federal income tax purposes as a “non-qualified” stock option. Each option granted under the 2021 Plan will be designated as a non-qualified stock option or an incentive stock option. At the discretion of the administrator, incentive stock options may be granted only to our employees, employees of our “parent corporation” (as such term is defined in Section 424I of the Code) or employees of our subsidiaries.

The exercise period of an option may not exceed ten years from the date of grant and the exercise price may not be less than 100% of the fair market value of a share of common stock on the date the option is granted (110% of fair market value in the case of incentive stock options granted to ten percent stockholders). The exercise price for shares of common stock subject to an option may be paid in cash, or as determined by the administrator in its sole discretion, (i) through any cashless exercise procedure approved by the administrator (including the withholding of shares of common stock otherwise issuable upon exercise), (ii) by tendering unrestricted shares of common stock owned by the participant, (iii) with any other form of consideration approved by the administrator and permitted by applicable law or (iv) by any combination of these methods. The option holder will have no rights to dividends or distributions or other rights of a stockholder with respect to the shares of common stock subject to an option until the option holder has given written notice of exercise and paid the exercise price and applicable withholding taxes.

In the event of an participant’s termination of employment or service, the participant may exercise his or her option (to the extent vested as of such date of termination) for such period of time as specified in his or her option agreement.

Stock Appreciation Rights. SARs may be granted either alone (a “free-standing SAR”) or in conjunction with all or part of any option granted under the 2021 Plan (a “tandem SAR”). A free-standing SAR will entitle its holder to receive, at the time of exercise, an amount per share up to the excess of the fair market value (at the date of exercise) of a share of common stock over the base price of the free-standing SAR (which shall be no less than 100% of the fair market value of the related shares of common stock on the date of grant) multiplied by the number of shares in respect of which the SAR is being exercised. A tandem SAR will entitle its holder to receive, at the time of exercise of the SAR and surrender of the applicable portion of the related option, an amount per share up to the excess of the fair market value (at the date of exercise) of a share of common stock over the exercise price of the related option multiplied by the number of shares in respect of which the SAR is being exercised. The exercise period of a free-standing SAR may not exceed ten years from the date of grant. The exercise period of a tandem SAR will also expire upon the expiration of its related option.

The holder of a SAR will have no rights to dividends or any other rights of a stockholder with respect to the shares of Common Stock subject to the SAR until the holder has given written notice of exercise and paid the exercise price and applicable withholding taxes.

In the event of an participant’s termination of employment or service, the holder of a SAR may exercise his or her SAR (to the extent vested as of such date of termination) for such period of time as specified in his or her SAR agreement.

Other Stock-Based Awards. The administrator may grant other stock-based awards under the 2021 Plan, valued in whole or in part by reference to, or otherwise based on, shares of common stock. The administrator will determine the terms and conditions of these awards, including the number of shares of common stock to be granted pursuant to each award, the manner in which the award will be settled, and the conditions to the vesting and payment of the award (including the achievement of performance goals). The rights of participants granted other stock-based awards upon the termination of employment or service to us will be set forth in the applicable award agreement. In the event that a bonus is granted in the form of shares of common stock, the shares of common stock constituting such bonus shall, as determined by the administrator, be evidenced in uncertificated form or by a book entry record or a certificate issued in the name of the participant to whom such grant was made and delivered to such participant as soon as practicable after the date on which such bonus is payable. Any dividend or dividend equivalent award issued hereunder shall be subject to the same restrictions, conditions and risks of forfeiture as apply to the underlying award.

Equitable Adjustment and Treatment of Outstanding Awards Upon a Change in Control

Equitable Adjustments. In the event of a merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase, reorganization, special or extraordinary dividend or other extraordinary distribution (whether in the form of common shares, cash or other property), combination, exchange of shares, or other change in corporate structure affecting our common stock, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number and kind of securities reserved for issuance under the 2021 Plan, (ii) the kind and number of securities subject to, and the exercise price of, any outstanding options and SARs granted under the 2021 Plan, (iii) the kind, number and purchase price of shares of common stock, or the amount of cash or amount or type of property, subject to outstanding restricted stock, RSUs and other stock-based awards granted under the 2021 Plan and (iv) the terms and conditions of any outstanding awards (including any applicable performance targets). Equitable substitutions or adjustments other than those listed above may also be made as determined by the plan administrator. In addition, the plan administrator may terminate all outstanding awards for the payment of cash or in-kind consideration having an aggregate fair market value equal to the excess of the fair market value of the shares of common stock, cash or other property covered by such awards over the aggregate exercise price, if any, of such awards, but if the exercise price of any outstanding award is equal to or greater than the fair market value of the shares of common stock, cash or other property covered by such award, the plan administrator may cancel the award without the payment of any consideration to the participant. With respect to awards subject to foreign laws, adjustments will be made in compliance with applicable requirements. Except to the extent determined by the plan administrator, adjustments to incentive stock options will be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code.

Change in Control. The 2021 Plan provides that, unless otherwise determined by the plan administrator and evidenced in an award agreement, if a “change in control” (as defined below) occurs and a participant is employed by us or any of our affiliates immediately prior to the consummation of the change in control, then the plan administrator, in its sole and absolute discretion, may (i) provide that any unvested or unexercisable portion of an award carrying a right to exercise will become fully vested and exercisable; and (ii) cause the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to any award granted under the 2021 Plan to lapse, and the awards will be deemed fully vested and any performance conditions imposed with respect to such awards will be deemed to be fully achieved at target performance levels. The administrator shall have discretion in connection with such change in control to provide that all outstanding and unexercised options and SARs shall expire upon the consummation of such change in control.

For purposes of the 2021 Plan, a “change in control” means, in summary, the first to occur of the following events: (i) a person or entity becomes the beneficial owner of more than 50% of our voting power; (ii) an unapproved change in the majority membership of our board of directors; (iii) a merger or consolidation of us or any of our subsidiaries, other than (A) a merger or consolidation that results in our voting securities continuing to represent 50% or more of the combined voting power of the surviving entity or its parent and our board of directors immediately prior to the merger or consolidation continuing to represent at least a majority of the board of directors of the surviving entity or its parent or (B) a merger or consolidation effected to implement a recapitalization in which no person is or becomes the beneficial owner of our voting securities representing more than 50% of our combined voting power; or (iv) stockholder approval of a plan of our complete liquidation or dissolution or the consummation of an agreement for the sale or disposition of substantially all of our assets, other than (A) a sale or disposition to an entity, more than 50% of the combined voting power of which is owned by our stockholders in substantially the same proportions as their ownership of us immediately prior to such sale or (B) a sale or disposition to an entity controlled by our board of directors. However, a change in control will not be deemed to have occurred as a result of any transaction or series of integrated transactions following which our stockholders, immediately prior thereto, hold immediately afterward the same proportionate equity interests in the entity that owns all or substantially all of our assets.

Tax Withholding

Each participant will be required to make arrangements satisfactory to the plan administrator regarding payment of up to the maximum statutory tax rates in the participant’s applicable jurisdiction with respect to any award granted under the 2021 Plan, as determined by us. We have the right, to the extent permitted by applicable law, to deduct any such taxes from any payment of any kind otherwise due to the participant. With the approval of the plan administrator, the participant may satisfy the foregoing requirement by either electing to have us withhold from delivery of shares of common stock, cash or other property, as applicable, or by delivering already owned unrestricted shares of common stock, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations. We may also use any other method of obtaining the necessary payment or proceeds, as permitted by applicable law, to satisfy our withholding obligation with respect to any award.

Amendment and Termination of the 2021 Plan

The 2021 Plan provides our board of directors with authority to amend, alter or terminate the 2021 Plan, but no such action impair the rights of any participant with respect to outstanding awards without the participant’s consent. The plan administrator may amend an award, prospectively or retroactively, but no such amendment may materially impair the rights of any participant without the participant’s consent. Stockholder approval of any such action will be obtained if required to comply with applicable law. The 2021 Plan will terminate on the tenth anniversary of the Effective Date (although awards granted before that time will remain outstanding in accordance with their terms).

Clawback

If we are required to prepare a financial restatement due to the material non-compliance with any financial reporting requirement, then the plan administrator may require any Section 16 officer to repay or forfeit to us that part of the cash or equity incentive compensation received by that Section 16 officer during the preceding three years that the plan administrator determines was in excess of the amount that such Section 16 officer would have received had such cash or equity incentive compensation been calculated based on the financial results reported in the restated financial statement. The plan administrator may take into account any factors it deems reasonable in determining whether to seek recoupment of previously paid cash or equity incentive compensation and how much of such compensation to recoup from each Section 16 officer (which need not be the same amount or proportion for each Section 16 officer). The amount and form of the incentive compensation to be recouped shall be determined by the administrator in its sole and absolute discretion.

Required Vote of Shareholders

The affirmative vote of a majority of the votes entitled to vote thereon and present at the Annual Meeting is required to approve this proposal. ..

Recommendation of our Board

THE BOARD RECOMMENDS A VOTE “FOR” THE AMENDMENT TO OUR 2021 PLAN TO INCREASE THE NUMBER OF SHARES OF CLASS A COMMON STOCK AVAILABLE FOR AWARDS THEREUNDER TO 4,800,000 FROM 800,000.

PROPOSAL NO. 4

APPROVAL OF AN AMENDMENT TO OUR 2021 OMNIBUS EQUITY INCENTIVE PLAN TO

adopt THE evergreen provision

In addition to Proposal No. 3, the 2021 Plan increase proposal, our stockholders are also being asked to approve a new amendment to Section 4 of the 2021 Plan to add an “evergreen” provision to the 2021 Plan such that, beginning on January 1, 2027 and ending with the last January 1 during the initial ten-year term of the Plan, the share reserve under the 2021 Plan will be automatically increased by a number of shares of our common stock equal to the lesser of (A) 5% of the aggregate number of shares of our shares of common stock outstanding on the final day of the immediately preceding calendar year or (B) such smaller number of shares as is determined by our board of directors.

Our compensation committee recommended to the board of directors to adopt an evergreen provision such that, beginning on January 1, 2027 and ending with the last January 1 during the initial ten-year term of the Plan, the share reserve under the 2021 Plan will be automatically increased by a number of shares of our common stock equal to the lesser of (A) 5% of the aggregate number of shares of our shares of common stock outstanding on the final day of the immediately preceding calendar year or (B) such smaller number of shares as is determined by our board of directors (the “Evergreen Provision”), subject to stockholder approval of the amendment to the 2021 Plan.

A copy of the proposed amendment is attached hereto as Appendix A.

Reasons for the Proposed Plan Amendment

We strongly believe that evergreen proposal is essential to our continued success and therefore is in the best interests of the Company and our stockholders, since it allows us to annually maintain a sufficient number of shares of common stock issuable under the 2021 Plan, which is necessary for us to be able to provide our employees with sufficient award grants under the 2021 Plan to incentivize them to work with the Company and to maintain their services.

If approved by our stockholders, the 2021 Plan would include an evergreen provision such that, beginning on January 1, 2027 and ending with the last January 1 during the initial ten-year term of the Plan, the share reserve under the 2021 Plan will be automatically increased by a number of shares of our common stock equal to the lesser of (A) 5% of the aggregate number of shares of our shares of common stock outstanding on the final day of the immediately preceding calendar year or (B) such smaller number of shares as is determined by our board of directors. We expect the proposed Evergreen Provision under the 2021 Plan to provide us with enough shares for awards for approximately four years, assuming we continue to grant awards consistent with our current practices and historical usage, as reflected in our historical burn rate, assuming we receive the maximum annual evergreen increases under the 2021 Plan, and further dependent on the price of our shares and hiring activity during the next few years, forfeitures of outstanding awards, and noting that future circumstances may require us to change our current equity grant practices. We cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the 2021 Plan could last for a shorter or longer time. There will be no limit on the number of shares that may become available for issuance under the 2021 Plan pursuant to the foregoing Evergreen Provision.

Accordingly, it is the judgment of our board of directors that increasing the number of shares of common stock available for issuance and adopting the Evergreen Provision under the 2021 Plan is in the best interest of the Company and its stockholders.

Description of Our 2021 Plan

See “Proposal No. 3- Amendment to our 2021 Omnibus Equity Incentive Plan to increase the number of shares of Class A common stock reserved and available for awards thereunder” for further information.

Equity Compensation Plan Information

See “Proposal No. 3- Amendment to our 2021 Omnibus Equity Incentive Plan to increase the number of shares of Class A common stock reserved and available for awards thereunder” for further information.

Required Vote of Shareholders

The affirmative vote of a majority of the votes entitled to vote thereon and present at the Annual Meeting is required to approve this proposal.

Recommendation of our Board

THE BOARD RECOMMENDS A VOTE “FOR” THE AMENDMENT TO OUR 2021 PLAN TO ADOPT THE EVERGREEN PROVISION.

AUDIT COMMITTEE REPORT

The following Audit Committee Report shall not be deemed to be “soliciting material,” deemed “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate by reference future filings, including this Proxy Statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filings.

The Audit Committee of the Board of Directors is comprised entirely of independent directors who meet the independence requirements of NASDAQ and the SEC. The Audit Committee operates pursuant to a charter that is available on our website at https://investors.sidusspace.com/corporate-governance/governance-documents under Investor Relations – Governance.

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management is responsible for the preparation, presentation and integrity of the financial statements, including establishing accounting and financial reporting principles and designing systems of internal control over financial reporting. Our independent registered public accounting firm, Fruci & Associates II, PLLC (“Fruci”), is responsible for expressing an opinion as to the conformity of our consolidated financial statements with generally accepted accounting principles.

The Audit Committee reviewed and discussed with management and Fruci the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2025. The Audit Committee also discussed with Fruci matters required to be discussed by the Public Company Accounting Oversight Board and the SEC.

The Audit Committee has received the written disclosures and the letter from Fruci required by applicable requirements of the Public Company Accounting Oversight Board regarding Fruci’s communications with the Audit Committee concerning independence, and has discussed with Fruci its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements discussed above be included in Sidus’ annual report on Form 10-K for the year ended December 31, 2025 for filing with the SEC. The Audit Committee has also reappointed Fruci to serve as independent auditors for the fiscal year ending December 31, 2026, and requested that this appointment be submitted to our stockholders for ratification at their Annual Meeting.

Submitted by the Audit Committee

Tiffany Norwood, Chair
Leonardo Riera
Jeffrey Shuman
Kelle Wendling

CERTAIN TRANSACTIONS

The following includes a summary of transactions during our fiscal years ended December 31, 2025 and December 31, 2024 to which we have been a party, including transactions in which the amount involved in the transaction exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described elsewhere in this prospectus. We are not otherwise a party to a related party transaction, and no transaction is currently proposed, in which the amount of the transaction exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years and in which a related person had or will have a direct or indirect material interest.

Our corporate headquarters is located at 150 N. Sykes Creek Parkway, Suite 200, Merritt Island, Florida 32953. We occupy facilities totaling approximately 4,500 square feet under a sublease from CTC, a principal stockholder and an entity owned and controlled by our Chief Executive Officer, Carol Craig, pursuant to a month-to-month commercial sublease agreement (the “Lease Agreement”), dated August 1, 2021 and amended February 1, 2024. The amended Lease Agreement currently has a 3-year term with Sidus holding an option to cancel at any time with 30-days notice. We currently pay $4,899 plus CAM per month plus applicable sales and use tax.

As of December 31, 2025 and 2024, we owed $876,007 and $581,243, respectively, to related parties of which $527,476 in both periods relates to advances from CTC. The advances are unsecured, due on demand and non-bearing-interest. In February 2026, the Company repaid the $527,476 in advances owed to CTC.

We recognized revenue of $1,607,014 and $798,942 for the years ended December 31, 2025 and December 31, 2024 from contracts entered into by CTC and subcontracted to us for four customers of CTC pursuant to separate subcontracting agreements.

For the year ended December 31, 2025 and 2024, we recorded cost of revenue to CTC of $1,619,275 and $712,669, and general and administrative expense of $0 and $93,476, respectively.

A Professional Services Agreement, effective November 15, 2021, was made between us and CTC. The period of performance for this agreement was December 1, 2021, through November 30, 2022. The agreement was amended, and the term of the agreement was extended to June 30, 2025.

During the years ended December 31, 2025 and 2024, we recorded professional services of $203,270 and $160,221, respectively, under the Professional Services Agreement.

Related Person Transaction Policy

We have adopted a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds the lesser of $120,000 or 1% of our total assets at year-end. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our audit committee, or, if audit committee approval would be inappropriate, to another independent body of our board of directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our Code of Business Conduct and Ethics, our employees and directors will have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our audit committee, or other independent body of our board of directors, will take into account the relevant available facts and circumstances including, but not limited to:

●	the risks, costs and benefits to us;

●	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

●	the availability of other sources for comparable services or products; and

●	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our audit committee, or other independent body of our board of directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our audit committee, or other independent body of our board of directors, determines in the good faith exercise of its discretion.

OTHER MATTERS

We have no knowledge of any other matters that may come before the Annual Meeting and do not intend to present any other matters. However, if any other matters shall properly come before the Annual Meeting or any adjournment or postponement thereof, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

We will bear the cost of soliciting proxies in the accompanying form. In addition to the use of the mailings, proxies may also be solicited by our directors, officers or other employees, personally or by telephone, facsimile or email, none of whom will be compensated separately for these solicitation activities.

If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Annual Meeting, at your request, Sidus will cancel your previously submitted proxy.

ADDITIONAL INFORMATION

Householding

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Proxy Availability Notice or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as householding, potentially provides extra convenience for stockholders and cost savings for companies. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A Notice or proxy materials will be delivered in one single envelope to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice or proxy materials, please notify your broker or call our Secretary at (321) 450-5633, or submit a request in writing to our Secretary, c/o Sidus Space, Inc., 150 N. Sykes Creek Parkway, Suite 200, Merritt Island, FL 92953. Stockholders who currently receive multiple copies of the Notice or proxy materials at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice or proxy materials to a stockholder at a shared address to which a single copy of the documents was delivered.

Annual Reports and Form 10-K

Additional copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 may be obtained without charge by writing to the Secretary, Sidus Space, Inc., 150 N. Sykes Creek Parkway, Suite 200, Merritt Island, FL 32953.

By Order of the Board of Directors

/s/ Carol Craig
Carol Craig
President, Chief Executive Officer and Chairwoman of the Board of Directors

April 29, 2026

APPENDIX A

SECOND AMENDMENT

TO

SIDUS SPACE, INC.

2021 OMNIBUS EQUITY INCENTIVE PLAN

This SECOND AMENDMENT TO SIDUS SPACE, INC. 2021 OMNIBUS EQUITY INCENTIVE PLAN (this “Amendment”) of the Sidus Space, Inc. 2021 Omnibus Equity Incentive Plan (the “Plan”) is made as of the [___] day of [____], 2026, by the Board of Sidus Space, Inc., a Delaware corporation (the “Company”) pursuant to Section 13 of the Plan. All terms used by not defined herein shall have the meaning set forth in the Plan.

RECITALS

WHEREAS, the Board, in its capacity as the Administrator of the Plan, may amend, suspend, terminate the Plan pursuant to Section 13 of the Plan, provided that no amendment of the Plan shall materially affect any Award outstanding at the time of such amendment without the consent of the affected Participant (the “Amendment Conditions”);

WHEREAS, this Amendment satisfies the Amendment Conditions; and

WHEREAS, this Amendment has been submitted to the holders of the outstanding stock of the Company (the “Stockholders”) and such Stockholders have approved the adoption of this Amendment.

AGREEMENT

NOW, THEREFORE, the Board hereby amends the Plan as follows:

1. Shares of Common Stock Subject to the Plan. Sections 4(a) and 4(c) of the Plan are amended in their entirety to read as follows:

“(a) Subject to Section 5 hereof, the number of shares of Common Stock that are reserved and available for issuance pursuant to Awards granted under the Plan shall be equal to (i) [       ] shares of Common Stock plus (ii) an annual increase on the first day of each calendar year beginning with January 1, 2027 and ending with the last January 1 during the initial ten-year term of the Plan, equal to the lesser of (A) five percent (5%) of the shares of Common Stock outstanding (on an as-converted basis, which shall include shares issuable upon the exercise or conversion of all outstanding securities or rights convertible into or exercisable for shares of Common Stock, including without limitation, preferred stock, warrants and employee options to purchase any shares of Common Stock) on the final day of the immediately preceding calendar year and (B) such lesser number of shares of Common Stock as determined by the Board; provided, that, shares of Common Stock issued under the Plan with respect to an Exempt Award shall not count against such share limit.”

“(c) No more than [      ] Shares shall be issued pursuant to the exercise of ISOs.”

2. Miscellaneous.

(a) Amendments. Except as specifically modified herein, the Plan shall remain in full force and effect in accordance with all of the terms and conditions thereof except that the Plan is hereby amended in all other respects, if any, necessary to conform with the intent of the amendments set forth in this Amendment. Upon the effectiveness of this Amendment, each reference in the Plan to “the Plan,” “hereunder,” “herein,” or words of similar import shall mean and be a reference to the Plan as amended by this Amendment.

(b) Severability. Each provision of this Amendment shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Amendment that are valid, enforceable and illegal.

(c) Governing Law. This Amendment shall be governed in accordance with the laws of Delaware.

SIDUS SPACE, INC.

PROXY FOR ANNUAL MEETING TO BE HELD ON JUNE 18, 2026
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints, Carol Craig and Adarsh Parekh, and each of them, as proxies, each with full power of substitution, to represent and to vote all the shares of Class A and Class B common stock of Sidus Space, Inc. (the "**Company**"), which the undersigned would be entitled to vote, at the Company's Annual Meeting of Stockholders to be held on June 18, 2026 and at any adjournments thereof, subject to the directions indicated on this Proxy Card.

In their discretion, the proxy is authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR THE PROPOSALS LISTED BELOW.

This proxy is governed by the laws of the State of Delaware.

IMPORTANT—This Proxy must be signed and dated below.

THIS IS YOUR PROXY

YOUR VOTE IS IMPORTANT!

Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of Sidus Space, Inc. to be held at the Homewood Suites, located at 9000 Astronaut Blvd., Cape Canaveral, FL 32920, on June 18, 2026, beginning at 9:00 a.m. Eastern Daylight Time.

Please read the proxy statement which describes the proposals and presents other important information, and complete, sign and return your proxy promptly in the enclosed envelope.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 & 4.

1. Election of Directors Nominees

	FOR	WITHHOLD
01. Carol Craig	☐	☐
02. Leonardo Riera	☐	☐
03. Jeffrey Shuman	☐	☐
04. Lavanson Coffey III	☐	☐
05. Tiffany Norwood	☐	☐
06. Kelle Wendling	☐	☐

FOR	AGAINST	ABSTAIN
☐	☐	☐

FOR	AGAINST	ABSTAIN
☐	☐	☐

4. Proposal to amend our 2021 Omnibus Equity Incentive Plan to adopt the Evergreen Proposal .

FOR	AGAINST	ABSTAIN
☐	☐	☐

Important: Please sign exactly as name appears on this proxy. When signing as attorney, executor, trustee, guardian, corporate officer, etc., please indicate full title.

Dated: ____________________, 2026

____

Signature

____

Signature (Joint Owners)

☐ I agree to receive all future communications related to these holdings electronically via the email address provided below. I understand I am able to change this selection at any time in the future.

EMAIL ADDRESS:____

VOTING INSTRUCTIONS ON REVERSE